As filed with the Securities and Exchange Commission on June 21, 2001

                                                      Registration No. 333-87849
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST- EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            STONE ENERGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                    72-1235413
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                           625 E. Kaliste Saloom Road
                           Lafayette, Louisisana 70508
                                 (337) 237-0410
                    (Address of Principal Executive Offices)

      STONE ENERGY CORPORATION 2001 AMENDED AND RESTATED STOCK OPTION PLAN
         (FORMERLY THE STONE ENERGY CORPORATION 1993 STOCK OPTION PLAN)

                            (Full Title of the Plan)

                              Andrew L. Gates, III
                          Vice President, Secretary and
                                 General Counsel
                           625 E. Kaliste Saloom Road
                           Lafayette, Louisiana 70508
                     (Name and Address of Agent for Service)
                                 (337) 237-0410
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                                  Alan P. Baden
                             Vinson & Elkins L.L.P.
                                666 Fifth Avenue
                                   26th Floor
                            New York, New York 10103
                                 (917) 206-8000
                              (917) 206-8100 (fax)

--------------------------------------------------------------------------------





                                EXPLANATORY NOTE



     This Post-Effective Amendment No. 1 to the Registration Statement (No. 333-87849) is being filed solely for the purpose of amending the exhibits.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in parentheses:

 EXHIBIT
   NO.                             EXHIBIT
 -------                           -------
 *4.1 - Stone Energy Corporation 1993 Stock Option Plan, as Amended and Restated *4.2 - Form of Incentive Stock Option Agreement
 *4.3 - Form of Nonstatutory Stock Option Agreement
  4.4 - Stone Energy Corporation 2000 Amended and Restated Stock Option Plan
  4.5 - Stone Energy Corporation 2001 Amended and Restated Stock Option Plan
  4.6 - Form of Nonstatutory  Stock Option  Agreement,  as revised for the
        Stone Energy Corporation 2001 Amended and Restated Stock Option Plan *5.1 - Opinion of Vinson & Elkins, L.L.P.
*23.1 - Consent of Arthur Andersen L.L.P.
*23.2 - Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
*24.1 - Powers of Attorney (included on the original signature pages)

----------
*Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on June 21, 2001.


                       STONE ENERGY CORPORATION


                        By:/s/ James H. Prince
                           ----------------------------------------------
                           James H. Prince
                           Vice President, Chief Financial Officer and Treasurer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Peter Canty and James H. Prince and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURE                       TITLE                        DATE
          ---------                       -----                        ----

             *                    Chairman of the Board           June 21, 2001
-----------------------------
      James H. Stone

             *                  Vice Chairman of the Board        June 21, 2001
-----------------------------
       Joe R. Klutts

             *                   President, Chief Executive       June 21, 2001
-----------------------------       Officer and Director
      D. Peter Canty           (Principal Executive Officer)

  /s/ James H. Prince          Vice President, Chief Financial    June 21, 2001
-----------------------------       Officer and Treasurer
      James H. Prince           (Principal Financial Officer)

              *                  Vice President-Accounting,       June 21, 2001
-----------------------------     Chief Accounting Officer
      J. Kent Pierret                 and Controller
                               (Principal Accounting Officer)

              *                          Director                 June 21, 2001
------------------------------
      David R. Voelker

              *                          Director                 June 21, 2001
------------------------------
       John P. Laborde

              *                          Director                 June 21, 2001
------------------------------
     Robert A. Bernhard

              *                          Director                 June 21, 2001
------------------------------
      Raymond B. Gary

              *                          Director                 June 21, 2001
------------------------------
      B. J. Duplantis

                                         Director
------------------------------
      Peter K. Barker

                                         Director
------------------------------
     Richard A. Pattarozzi


*By:  /s/ James H. Prince
      -------------------
      James H. Prince
      As Attorney-in-Fact